                                                                    Exhibit 99.1

[MSL LOGO]


For Immediate Release

MSL CONTACT:
David Holt
(978) 371-5457
david.holt@msl.com


                MSL REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS


CONCORD, MA, (APRIL 24, 2003) - MSL (NYSE: MSV), a full-service global electronics manufacturing services and supply chain services (EMS) company, today released its financial results for the first quarter of fiscal 2003.

Revenues for the quarter were $161.4 million, a sequential decrease of 23% compared to the fourth quarter of 2002 and a decrease of 25% from the same period a year ago, reflecting seasonal buying patterns along with continued weakness in end markets. Net income under Generally Accepted Accounting Principles (GAAP) for the first quarter of 2003 was $0.8 million, compared to a net loss of $5.3 million in the fourth quarter of 2002 and a net loss of $7.2 million in the comparable period of the prior year. Including the impact of accretion and dividends on its convertible preferred stock, the Company reported a GAAP net loss applicable to common stockholders of $.05 million, or $(0.00) per share in the first quarter of 2003 as compared to a net loss of $6.3 million or $(0.19) per share in the fourth quarter of 2002 and a net loss of $7.3 million, or $(0.23) per share in the comparable period of the prior year.

Cash EPS(1) was $(0.02) in the first quarter of 2003, compared to $0.02 in the fourth quarter of 2002 and $0.11 in the period a year ago. Earnings before interest, taxes, depreciation and amortization, as adjusted (Adjusted EBITDA(2)), for the first quarter of 2003 were $4.8 million or 3.0% of revenue as compared to $6.7 million or 3.2% of revenue in the fourth quarter of 2002 and $12.1 million or 5.6% of revenue in the first quarter of the prior year.

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At March 30, 2003, the Company had a cash balance of $45.0 million, which exceeded by $14.3 million its total debt, as compared to cash in excess of debt of $25.3 million in the fourth quarter and a net debt balance of $23.5 million at March 31, 2002. Net working capital days at March 30, 2003 were forty-four, an increase of eleven days from thirty-three days at December 31, 2002, reflecting the seasonal revenue decline in first quarter. The Company used $5.2 million in cash from operations during the quarter.

The Company also reported it won twenty-one new programs during the quarter, eight of which were for volume production, three of which were for after market services and ten of which were for design services. Eight of the programs were wins with new customers and thirteen were with existing customers.

"I am pleased with our solid execution and ability to add new business amid the geopolitical and other uncertainties impacting the economy during the first quarter," said Bob Bradshaw, Chairman and Chief Executive Officer of MSL. "Our ability to provide flexible customized solutions is delivering real value and is proving itself to be a winning formula. We remain focused on identifying new opportunities for growth and are gaining momentum in developing MSL into a premier brand."

"In the first quarter we continued to focus on strengthening our core capabilities," said Bert Notini, MSL's Executive Vice President and Chief Financial Officer. "We completed the first phase of our Reynosa, Mexico fulfillment service center expansion, redeployed SMT capacity to Spain and Mexico to meet increased demand and launched the Valor line engineering solution to shorten our customers' new product introduction cycle. We are positioning MSL well for future growth by enhancing our capabilities, while staying focused on cost management and customer service."

The Company also reported that it expects revenues for the second quarter to increase sequentially and be in the range of $175 million to $190 million and estimates that Cash EPS will be in the range of $(.02) to $.01 per share. The comparable GAAP EPS would

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include any potential gains or losses as a result of the change in value to the
Company's warrant derivative, which will be determined in large part by the Company's Common Stock price at the end of the second quarter.

The Company believes that Cash EPS and Adjusted EBITDA, both non-GAAP financial measures, provide investors with a useful view of the Company's results by isolating unusual gains, losses and charges and describing the Company's performance without them. The non-GAAP measures in this press release are reconciled to the Company's most directly comparable GAAP measures on the following pages.

(1) Cash EPS excludes unusual gains and charges, non-cash gains and losses on the change in fair value of the Company's common stock warrant derivative and amortization of goodwill and other intangibles.

(2) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

ABOUT MSL:

Manufacturers' Services Limited (MSL) is a global company that provides a portfolio of integrated manufacturing and related supply chain services that facilitate its customers' ability to get products to market faster, reduce their total cost, and achieve superior operational performance. The Company has specific expertise in electronics design and new product introduction, printed circuit board assembly and testing, high speed automated manufacturing, final product assembly including configure-to-order and build-to-order, integration and testing of complex systems, global supply chain management, order fulfillment, repair and end-of-life management. MSL's customers come from a diverse set of industries including industrial equipment, commercial avionics, retail infrastructure, medical products, voice and data communications, networked storage, office equipment, computers and computer peripherals. The Company integrates its services with its customers' operations, leveraging information technology to connect a

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global network of suppliers, internal operations, and customers. MSL differentiates itself by providing a superior customer experience characterized by significant mind share, personalized service, customized and flexible solutions, and rapid response. MSL is headquartered in Concord, Massachusetts. For more information, please visit the Company's website at www.msl.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including the Company's expectations for first quarter operating results and any statements containing the words "believes," "anticipates," "plans," "estimates," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence upon a relatively small number of customers; risks associated with our acquisitions of other companies or businesses; the incurrence of indebtedness and associated interest expense to fund our business strategy; the availability of critical components, particularly those from sole-source suppliers; the impact of competition within our industry; cancellations of or delays in customer orders; general economic conditions within our industry; the impact of foreign currency fluctuations and other factors specifically affecting our international operations. In addition, the forward-looking statements included in this press release represent the Company's estimates as of April 24, 2003. The Company anticipates that subsequent events and developments will cause the Company's estimates to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

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                          MANUFACTURERS' SERVICES, LTD.
                  GAAP - CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   UNAUDITED)

                                                           THREE MONTHS ENDED
                                                         -----------------------
                                                         MARCH 30,     MARCH 31,
                                                           2003         2002
                                                         ----------   ----------
Net sales                                                $ 161,373    $ 215,366
Cost of goods sold                                         148,356      197,086
                                                         ---------    ---------

Gross profit                                                13,017       18,280
Operating expenses:
   Selling, general and administrative                      12,112       15,572
   Amortization expense                                       --          1,853
   Restructuring and asset writedowns                         (249)       5,457
   Other operating (income) expense                           --           (800)
                                                         ---------    ---------

Income (loss) from operations                                1,154       (3,802)

Interest expense, net                                       (1,000)      (2,994)
Gain (loss) on change in fair value of derivative              520         --
Foreign exchange gain (loss)                                   319           17
                                                         ---------    ---------


Income (loss) before income taxes                              993       (6,779)
Provision for income taxes                                     164          407
                                                         ---------    ---------
Net income (loss)                                        $     829    $  (7,186)
                                                         =========    =========
Net income (loss) applicable to common stockholders      $     (46)   $  (7,329)
                                                         =========    =========

Basic income (loss) per share
   Net Income (loss) applicable to common stockholders   $   (0.00)   $   (0.23)
                                                         =========    =========
   Weighted average shares outstanding                      33,313       32,379

Diluted income (loss) per share
   Net Income (loss) applicable to common stockholders   $   (0.00)   $   (0.23)
                                                         =========    =========
   Weighted average shares outstanding                      33,313       32,379

Net income (loss)                                              829       (7,186)
Dividends on convertible preferred stock                      (547)         (91)
Accretion on convertible preferred stock                      (328)         (52)
                                                         ---------    ---------
Net income (loss) applicable to common stockholders            (46)      (7,329)
                                                         =========    =========


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                          MANUFACTURERS' SERVICES, LTD.
          SUPPLEMENTAL NON-GAAP - CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                               ----------------------
                                                               MARCH 30,    MARCH 31,
                                                                 2003         2002
                                                               ----------  ----------
Net sales                                                      $ 161,373    $ 215,366
Cost of goods sold (1)                                           148,356      195,029
                                                               ---------    ---------

Gross profit                                                      13,017       20,337

Operating expenses: (2)
   Selling, general and administrative (1)                        11,754       13,942
   Amortization expense                                             --          1,853
   Stock-based compensation                                          358          213
   Other operating (income) expense                                 --           (800)
                                                               ---------    ---------
Income from operations                                               905        5,129

Interest expense, net                                             (1,000)      (2,994)
Foreign exchange gain (loss)                                         319           17
                                                               ---------    ---------

Income before provision for income taxes                             224        2,152
Provision for income taxes                                           164          407
                                                               ---------    ---------
Adjusted net income (6)                                        $      60    $   1,745
                                                               =========    =========

Adjusted net income applicable to common stockholders (3)(6)   $    (815)   $   1,602
                                                               =========    =========

Cash EPS (4)(6)                                                $   (0.02)   $    0.11
                                                               =========    =========
Weighted average shares outstanding - diluted                     33,313       32,379
                                                               =========    =========
Adjusted EBITDA (5)(6)                                         $   4,839    $  12,097
                                                               =========    =========

(1) Excludes $3,474 of losses ($2,057 in cost of sales and $1,417 in S,G&A) incurred in the first quarter of 2002, associated with the Company's Salt Lake City facility, subsequent to the Company's decision to close the site in the fourth quarter of 2001.

(2) Excludes restructuring charges and asset writedowns of $5,457 in the first quarter of 2002 and restructuring reversals of $249 in the first quarter of 2003.

(3) Reflects the impact of deducting dividends and accretion on convertible preferred stock.

(4) Cash EPS is defined as net income (loss) applicable to common stockholders before restructuring and asset writedown charges, non-recurring and unusual items, and amortization of goodwill and other intangibles, divided by diluted weighted average shares outstanding.

(5) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

(6) Adjusted net income, adjusted net income applicable to common stockholders, Cash EPS and adjusted EBITDA are presented as additional Non-GAAP measures and are not a substitute for Earnings Per Share under generally accepted accounting principles.

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                          MANUFACTURERS' SERVICES, LTD.
         SUPPLEMENTAL COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                              THREE MONTHS ENDED
                                                         ----------------------------
                                                         DECEMBER 31,    DECEMBER 31,
                                                            2002            2002
                                                            GAAP          Non-GAAP
                                                         ------------    ------------
Net sales                                                  $ 208,955      $ 208,955
Cost of goods sold                                           191,575        191,575
                                                           ---------      ---------

Gross profit                                                  17,380         17,380

Operating expenses:
   Selling, general and administrative (1)                    20,902         14,396
   Restructuring and asset writedowns (2)                     (1,163)          --
                                                           ---------      ---------

Income (loss) from operations                                 (2,359)         2,984

Interest expense, net                                           (783)          (783)
Gain (loss) on change in fair value of derivative (2)         (1,640)          --
Foreign exchange gain (loss)                                      80             80
                                                           ---------      ---------

Income (loss) before income taxes                             (4,702)         2,281
Provision for income taxes                                       646            646
                                                           ---------      ---------
Net income (loss)                                          $  (5,348)     $   1,635
                                                           =========      =========
Net income (loss) applicable to common stockholders        $  (6,283)     $     700
                                                           =========      =========
Basic income (loss) per share
   Net Income (loss) applicable to common stockholders     $   (0.19)     $    0.02
                                                           =========      =========
   Weighted average shares outstanding                        33,054         33,054

Diluted income (loss) per share
   Net Income (loss) applicable to common stockholders     $   (0.19)     $    0.02
                                                           =========      =========
   Weighted average shares outstanding                        33,054         33,054

(1) The Non-GAAP statement excludes severance charges of $1,094 related to the departure of the former chairman of the board, and $5,412 in bad debt charges related to receivables from a former customer who filed for bankruptcy.

(2) The Non-GAAP statement excludes the impact of restructuring and asset write-down as well as the loss on the change in fair value of a derivative.

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                          MANUFACTURERS' SERVICES, LTD.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                               (UNAUDITED)
                                                                                 MARCH 30,  DECEMBER 31,
                                                                                ----------  ------------
                                                                                   2003          2002
                     ASSETS
Current assets:
   Cash and cash equivalents                                                     $ 45,023     $ 48,955
   Accounts receivable, net                                                        85,805      109,083
   Inventories                                                                     97,994       98,827
   Prepaid expenses and other current assets                                       21,872       21,945
                                                                                 --------     --------
      Total current assets                                                        250,694      278,810

Property and equipment, net                                                        38,966       34,659
Goodwill, net                                                                       8,477        8,441
Other assets                                                                       11,316        9,497
                                                                                 --------     --------
      Total assets                                                               $309,453     $331,407
                                                                                 ========     ========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities
   Current portion of long-term debt and capital lease obligations               $  6,012     $  5,654
   Accounts payable                                                               103,166      127,085
   Accrued expenses and other current liabilities                                  30,612       39,157
                                                                                 --------     --------
      Total current liabilities                                                   139,790      171,896

   Long-term debt and capital lease obligations                                    24,729       18,003
   Other liabilities                                                                4,380        5,260
                                                                                 --------     --------
      Total liabilities                                                           168,899      195,159
                                                                                 --------     --------
Redeemable preferred stock                                                         36,426       35,551
Stockholders' equity                                                              104,128      100,697
                                                                                 --------     --------
      Total liabilities, redeemable preferred stock and stockholders' equity     $309,453     $331,407
                                                                                 ========     ========

                          MANUFACTURERS' SERVICES, LTD.
                   SUPPLEMENTAL DATA - CASH EPS RECONCILIATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                 ----------------------------------------
                                                                 MARCH 30,     MARCH 31,     DECEMBER 31,
                                                                  2003           2002           2002
                                                                 ----------    ---------     ------------
Net loss applicable to common shareholders - GAAP                $    (46)     $ (7,329)     $ (6,283)

Restructuring and asset writedowns                                   (249)        5,457        (1,163)

Losses associated with Salt Lake City facility                       --           3,474          --

Changes in fair value of derivative                                  (520)         --           1,640

Departure of former chairman                                         --            --           1,094

Charges related to customer filing for bankruptcy                    --            --           5,412
                                                                 --------      --------      --------

Adjusted net income (loss) applicable to common shareholders     $   (815)     $  1,602      $    700

Amortization of goodwill and intangibles                             --           1,853          --
                                                                 --------      --------      --------

Cash earnings applicable to common shareholders                  $   (815)     $  3,455      $    700
                                                                 ========      ========      ========

Diluted cash EPS                                                 $  (0.02)     $   0.11      $   0.02
                                                                 ========      ========      ========

Weighted average shares outstanding - diluted                      33,313        32,379        33,054
                                                                 ========      ========      ========

                          MANUFACTURERS' SERVICES, LTD.
          SUPPLEMENTAL DATA - ADJUSTED EBITDA RECONCILIATION (IN 000'S)
                                   (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                      ----------------------------------------
                                                      MARCH 30,      MARCH 31,    DECEMBER 31,
                                                        2003           2002           2002
                                                      ----------    ---------     ------------
GAAP - Income (loss) from operations                  $  1,154      $ (3,802)     $ (2,359)

Stock-based compensation                                   358           213           157

Restructuring and asset writedowns                        (249)        5,457        (1,163)

Departure of former chairman                              --            --           1,094

Losses associated with Salt Lake City facility            --           3,474          --

Charges related to customer filing for bankruptcy         --            --           5,412

Depreciation                                             3,576         4,902         3,527

Amortization                                              --           1,853          --
                                                      --------      --------      --------
Adjusted EBITDA                                       $  4,839      $ 12,097      $  6,668
                                                      ========      ========      ========